UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 10, 2014 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Background

On January 29, 2014, Radio One, Inc. (the “Issuer”) entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC, as initial purchaser (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Issuer agreed to sell to the Initial Purchaser, and the Initial Purchaser agreed to purchase from the Issuer, $335.0 million in aggregate principal amount of 9.25% Senior Subordinated Notes due 2020 (the “Notes”).  The sale of the Notes closed on February 10, 2014.  The Issuer  will use the net proceeds from the offering to (i) repay all of the amounts currently outstanding under its 12.5%/15.0% Senior Subordinated Notes due 2016 (the “2016 Notes”) and (ii) pay related accrued interest, premiums, fees and expenses.

The Notes were offered at an original issue price of 100.000% plus accrued interest from February 10, 2014.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.  Holders of Notes are not entitled to any registration rights under the Securities Act.

Indenture

The Notes were issued pursuant to an indenture, dated as of February 10, 2014 (the “Indenture”), among the Issuer, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Issuer may issue additional Notes under the Indenture from time to time. The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest and Maturity

The Notes will mature on February 15, 2020.  Interest on the Notes accrues at the rate of 9.25% per annum and is payable semiannually in arrears on February 15 and August 15, which will commence on August 15, 2014. The Issuer will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Ranking and Guarantees

The Notes are the Issuer’s senior subordinated obligations and will rank will rank junior in right of payment with all of its and the guarantors’ obligations under its existing senior credit facility (and any refinancing thereof) and senior to its and the guarantors’ existing and future indebtedness that is expressly subordinated to the Notes or the guarantees of the Notes. The Notes and the related guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s subsidiaries that have not guaranteed the Notes. The Notes and the related guarantees will be effectively subordinated to all of the Issuer’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Notes will be guaranteed by certain of the Issuer’s existing and future domestic subsidiaries and any other subsidiaries that guarantee the existing senior credit facility or any of the Issuer’s other syndicated bank indebtedness or capital markets securities.

Redemption

At any time prior to February 15, 2017, the Issuer may, subject to certain conditions, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 109.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

At any time prior to February 15, 2017, the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant “applicable premium” as of, and accrued and unpaid interest, if any, to the redemption date.

On or after February 15, 2017, the Issuer may redeem all or a part of the Notes, at the following redemption prices: (i) if the redemption occurs on or after February 15, 2017 but prior to February 15, 2018, the redemption price is 104.625% of the principal amount of the Notes; (ii) if the redemption occurs on or after February 15, 2018 but prior to February 15, 2019, the redemption price is 102.313% of the principal amount of the Notes; and (iii) if the redemption occurs on or after February 15, 2019, the redemption price is 100.000% of the principal amount of the Notes.

If the Issuer experiences certain change of control events, the Issuer must give holders of the Notes the opportunity to sell it their Notes at 101% of their face amount, plus accrued and unpaid interest, if any, to but excluding the date of repurchase.

Covenants

The Indenture contains covenants limiting the ability of the Issuer and its subsidiaries (other than certain designated subsidiaries) to: (i) pay dividends or make certain other restricted payments; (ii) incur indebtedness; (iii) create liens; (iv) merge, consolidate or sell all or substantially all of the Issuer’s and its restricted subsidiaries assets; (v) enter into certain transactions with affiliates; (vi) create dividend restrictions on the Issuer’s restricted subsidiaries; and (vii) guarantee indebtedness of the Issuer’s restricted subsidiaries.  Certain of these covenants will not apply during any period that the Notes are rated investment grade by both rating agencies. All of these covenants are subject to important exceptions and qualifications.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and when the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Notes and the Indenture is qualified in its entirety by reference to such exhibit.

Supplemental Indenture

On February 7, 2014, the Company received, pursuant to their previously announced cash tender offer and related consent solicitation for any and all of their outstanding 2016 Notes, the requisite consents to adopt proposed amendments to the 2016 Indenture (as defined below) under which the 2016 Notes were issued. The tender offer and consent solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated January 27, 2014.

As of 5:00 p.m. New York City time, on February 7, 2014, holders of 63.34% of the 2016 Notes had tendered their 2016 Notes in the tender offer and consented to the proposed amendments to the 2016 Indenture.

In conjunction with receiving the requisite consents, the Company entered into the third supplemental indenture (the “Third Supplemental Indenture”) to the Indenture, dated as of November 24, 2010 (the “2016 Indenture”), by and among the Company, each of the subsidiary guarantors party thereto, and Wilmington Trust Company, as trustee.

The Third Supplemental Indenture gives effect to the proposed amendments to the 2016 Indenture, which eliminate substantially all the restrictive covenants, certain events of default and certain related provisions contained in the 2016 Indenture. The Third Supplemental Indenture provides that the amendments will not become operative until the Company accepts for purchase a majority of the 2016 Notes pursuant to the Company’s tender offer for all outstanding 2016 Notes. The Company accepted for purchase and paid for a majority of the 2016 Notes on February 10, 2014, and the amendments became operative pursuant to the terms of the Third Supplemental Indenture.

The foregoing description of the Third Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the forms of Notes and related guarantees are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On February 10, 2014, the Company issued a press release announcing the early results of a cash tender offer for any and all of its 2016 Notes and announcing that it received the requisite consents to adopt proposed amendments to the 2016 Indenture.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on February 10, 2014, the Company announced that it had given the required notice under the 2016 Indenture to redeem for cash all of its remaining 2016 Notes on March 13, 2014 (the “Redemption Date”).  The redemption price for the 2016 Notes will be 100.0% of the principal amount of the 2016 Notes, plus accrued and unpaid interest to the Redemption Date.

Also on February 10, 2014, the Company issued a press release announcing that it closed the private offering of the Notes.  A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Indenture (including the form of securities), dated as of February 10, 2014, among Radio One, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.
4.2	Third Supplemental Indenture, dated as of February 10, 2014, by and among Radio One, Inc., each of the subsidiary guarantors party thereto, and Wilmington Trust Company, as trustee.
99.1	Press Release related to the tender offer, dated February 10, 2014.
99.2	Press Release related to the closing of the Notes, dated February 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   RADIO ONE, INC.

Date: February 10, 2014                                                                  By: /s/ Peter D. Thompson
           Peter D. Thompson
           Chief Financial Officer